UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): March 19, 2013

EVERTEC Group, LLC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	333-173504	66-0449729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico		00926
(Address of principal executive offices)		(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

EVERTEC Group, LLC (the “Company”) announced today that it intends to enter into new $800 million senior secured credit facilities (the “New Facilities”), subject to market and other conditions. The New Facilities are expected to consist of a $300 million term loan A facility, a $400 million term loan B facility and a $100 million revolving credit facility.

The net proceeds from the New Facilities, together with other cash available to the Company, will be used to refinance all of the Company’s outstanding indebtedness under its existing senior secured credit facilities and all of the 11.0% senior notes due 2018 (the “Senior Notes”) co-issued by the Company and EVERTEC Finance Corp. Any net proceeds remaining from the New Facilities are expected to be used for working capital and general corporate purposes. The entry into the New Facilities will be conditioned upon the consummation of the potential initial public offering of EVERTEC, Inc., which is the indirect parent of the Company.

The Company is in discussions with lenders regarding the New Facilities; however, there can be no assurances that it will be able to enter into the New Facilities in the time frame or on the terms it expects, or at all. Likewise, there can be no assurance that the Company will successfully obtain the New Facilities or complete the refinancing of its existing senior secured credit facilities or the redemption of the Senior Notes. The repayment of the existing senior secured credit facilities and the redemption of the Senior Notes with a portion of the proceeds from the New Facilities will be made in accordance with the terms of the applicable debt agreements, including the notice provisions under the indenture governing the Senior Notes.

This Report shall not constitute a notice of redemption of the Senior Notes. A registration statement relating to the securities of EVERTEC, Inc. has been filed with the Securities and Exchange Commission but has not yet become effective. The securities of EVERTEC, Inc. may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Note: The information contained in this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Certain statements in this Report constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements, including the Company’s intent to enter into the New Facilities, to repay its existing senior secured credit facilities and to redeem all of the Senior Notes.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: our high level of indebtedness and restrictions contained in our debt agreements; our ability to generate sufficient cash to service our indebtedness and to generate future profits; our reliance on our relationship with Popular for a significant portion of our revenues; our ability to renew our client contracts on terms favorable to us; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH® network; our dependence on credit card associations; changes in the regulatory environment and changes in international, legal, political, administrative or economic conditions; the geographical concentration of our business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; and evolving industry standards.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2013 and other reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC Group, LLC (Registrant)

Date: March 19, 2013	By:	/s/ Juan J. Román
Name: Juan J. Román
Title: Chief Financial Officer